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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kinross Gold Corporation

We consent to the incorporation by reference in this Form F-10/A of:

  –
  our auditors' report dated March 27, 2008 on the consolidated balance sheets of Kinross Gold Corporation ("the Company") as at December 31, 2007 and December 31, 2006, and the consolidated statements of operations, cash flows, common shareholders' equity and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2007;

  –
  our auditors' report on reconciliation to Generally Accepted Accounting Principles in the United States dated March 27, 2008;

  –
  our auditors' report on reconciliation to Generally Accepted Accounting Principles in the United States — Supplemental Disclosures Required by Form 20F — Item 18 dated December 5, 2008;

and to the reference to our firm under the heading "Auditors, Registrar and Transfer Agent" in the prospectus.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
January 21, 2009

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm